Exhibit 5.1



                             November 25, 1998




Paragon Auto Receivables Corporation
27405 Puerta Real, Suite 200
Mission Viejo, CA 92691

Ladies and Gentlemen:

         We have acted as special counsel to Paragon Auto Receivables Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-3, File No. 333-63697 (together with exhibits and any amendments thereto, the "Registration Statement"), and the Prospectus and form of Prospectus Supplement forming a part thereof (collectively, the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of Asset Backed Notes (the "Notes") and/or Asset Backed Certificates (the "Certificates"), to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Prospectus Supplements.

         We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes and Certificates. In order to express our opinion stated below, we have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the forms of Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement, Indenture, Notes and Certificates (the "Operative Documents") and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         We have assumed for the purposes of the opinions set forth below that the Notes and Certificates will be issued as described in the Registration Statement and that the Notes and Certificates will be sold by the Company for reasonably equivalent consideration. We express no opinion with respect to the issuance of Notes or Certificates for which we do not act as counsel to the Company.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that, with respect to the Certificates and/or Notes of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Act, (b) the amount, price, interest rate and other principal terms of such Notes and/or Certificates have been fixed by or pursuant to authorization of the Board of Directors of the Company, (c) the Operative Documents relating to such series have each been duly completed, authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above,
(d) such Notes and/or Certificates have been duly executed and issued by the related Trust and authenticated by the Owner Trustee or the Trustee, as applicable, and sold by the Company or by the Trust, at the direction of the Company as applicable, and (e) payment of the agreed consideration for such Notes and/or Certificates shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and/or Certificates and in the manner described in the Registration Statement; then (i) such

Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable and (ii) such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture.


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        s/s

                                        MAYER, BROWN & PLATT


EAR/NEL/LBT




                                     -2-